SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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CADUS CORPORATION
(Name of Registrant as Specified In Its Charter)

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CADUS CORPORATION
767 Fifth Avenue
New York, New York 10153

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on January 10, 2007

To the Stockholders of Cadus Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Cadus Corporation (the "Company") will be held on Wednesday, January 10, 2007, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, at 2:00 p.m. local time.

The Meeting will be held for the following purposes:

1.	To elect five directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

The Board of Directors of the Company fixed the close of business on November 29, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on November 29, 2006 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York
December 6, 2006

By Order of the Board of Directors

David Blitz
President

CADUS CORPORATION
767 Fifth Avenue
New York, New York 10153
(212) 702-4367

________________________________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
________________________________________

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Cadus Corporation (the “Company), to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Wednesday, January 10, 2007, at 2:00 p.m. local time, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company’s common stock, $.01 par value per share (the “Common Stock”), on or about December 6, 2006.

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of five directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified and (ii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.

VOTING AND SOLICITATION OF PROXIES

Only holders of record of shares of Common Stock at the close of business on November 29, 2006 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board’s nominees for director. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

The executive officers and directors of the Company as a group own or may be deemed to control approximately 38.09% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of the election of the nominees for the Board of Directors of the Company set forth herein.

The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 31, 2006, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each Named Executive Officer (as defined below under “EXECUTIVE COMPENSATION-Summary Compensation”) and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the “Commission”) or upon information provided by such persons to the Company.

Name and Address of Beneficial Owner (1)	Number of Shares Amount and Nature of Beneficial Ownership		Percentage of Outstanding Owned (2)
Carl C. Icahn 767 Fifth Avenue New York, New York 10153	4,973,158	(3)	37.80%
SmithKline Beecham Corporation One Franklin Plaza Philadelphia, PA 19102	660,962	(4)	5.03%
James R. Broach	---		*
Russell D. Glass	37,500		*
Peter S. Liebert, M.D.	20,334	(5)	*
Jack G. Wasserman	14,500	(6)	*
David Blitz	---		*
All executive officers and directors as a group (6 persons)	5,045,492	(7)	38.09%

_____________________
* Less than one percent

(1)
Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2)
Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of October 31, 2006, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3)
Includes 2,258,790 shares of Common Stock held by High River Limited Partnership and 1,599,942 shares of Common Stock held by Barberry Corp. Mr. Icahn is the sole shareholder of Barberry Corp. and Barberry Corp. is the sole general partner of High River Limited Partnership. Also includes 12,000 shares of Common Stock that Mr. Icahn currently has the right to acquire upon the exercise of stock options.

(4)	Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of SmithKline Beecham Corporation.

(5)	Includes 12,000 shares of Common Stock which Dr. Liebert currently has the right to acquire upon the exercise of stock options.

(6)	Consists of 14,500 shares of Common Stock which Mr. Wasserman currently has the right to acquire upon the exercise of stock options.

(7)	Includes 38,500 shares of Common Stock issuable upon exercise of options. See footnotes (3), (5) and (6).

ELECTION OF DIRECTORS
(Item 1)

The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Properly executed proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

James R. Broach	Peter S. Liebert
Russell D. Glass	Jack G. Wasserman
Carl C. Icahn

Information about the foregoing nominees is set forth under “MANAGEMENT” below.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

Board Meetings and Committees

The Board held four meetings in 2005. Each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1993 Stock Option Plan and the 1996 Incentive Plan. The Compensation Committee held no meetings in 2005.

The Company does not have a separately-designated standing audit committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the audit committee. The Board of Directors of the Company has determined that it does not have an "audit committee financial expert" as such term is defined in the new rules adopted by the Securities and Exchange Commission requiring companies to disclose whether or not at least one member of the audit committee is an "audit committee financial expert." The Board of Directors believes that the aggregate technical, commercial and financial experience of its members, together with their knowledge of the Company, provides the Board with the ability to monitor and direct the goals of the Company and to protect the best interests of its shareholders and that its members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, the Company's internal accounting operations and its independent auditors. In addition, the Board of Directors is authorized to engage independent financial consultants, auditors and counsel whenever it believes it is necessary and appropriate to do so.

The Company does not have a separately-designated standing nominating committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the nominating committee and selects candidates to stand for election as members of the Board of Directors. The Board of Directors will consider candidates for directors proposed by security holders, although no formal procedures for submitting names of candidates has been adopted.

Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears.

Stockholder Communications With The Board Of Directors

Although the Company does not have a formal procedure for shareholder communication with the Board, the Company’s Board of Directors has always been, and will remain, open to communications from the Company's stockholders. In general, members of the Board and the Chief Executive Officer are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Chief Executive Officer with a request to forward the communication to the intended recipient. Such communications will be screened by the Chief Executive Officer for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication. Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “Stockholder Proposals for 2007 Annual Meeting.”

MANAGEMENT

Information with respect to the executive officers, directors and nominees for director of the Company as of October 31, 2006 is set forth below:

Name	Age	Position
James R. Broach, Ph.D. **	58	Director
Russell D. Glass**	44	Director
Carl C. Icahn**	70	Director
Peter S. Liebert, M.D.**(1)	70	Director
Jack G. Wasserman**(1)	69	Director
David Blitz	75	Chief Executive Officer and President

_________________________

**Nominee for Election to the Board.
(1) Member of the Compensation Committee.

James R. Broach, Ph.D., a scientific founder of Cadus and inventor of Cadus’s yeast-based drug discovery technology, has been Director of Research of Cadus since its inception. He has been a Professor at Princeton University since 1984 in the Department of Molecular Biology, where he is currently Associate Chair and Associate Director of the Lewis Sigler Institute for Integrative Genomics. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

Russell D. Glass became a director of Cadus in June 1998. He served as President and Chief Executive Officer of Cadus from April 2000 until February 2003. Mr. Glass is a private investor and Managing Member of RDG Capital LLC. From 2002 to 2003 Mr. Glass served as Co-Chairman and Chief Investment Officer of Ranger Partners, an investment management company. From 1998 to 2002 Mr. Glass served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm, and as Vice-Chairman and Director of Lowestfare.com, Inc., a travel services company. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Previously, Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm; Axiom Biotechnologies, a pharmacology profiling company; National Energy Group, an oil & gas exploration and production company; and Next Generation Technology Holdings, a healthcare information technology company. He currently serves as a Director of the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

Carl C. Icahn has served as a Director of Cadus since July 1993. Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since February 2005, Mr. Icahn has served as a director of CCI Onshore Corp. and CCI Offshore Corp., which are in the business of managing private investment funds, and from September 2004 to February 2005, Mr. Icahn served as the sole member of their predecessors, CCI Onshore LLC and CCI Offshore LLC, respectively. Mr. Icahn was also chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has been the principal beneficial stockholder of American Railcar Industries, Inc., currently a publicly traded company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, and has served as chairman of the board and as a director of American Railcar Industries, Inc. since 1994. Since November 1990, Mr. Icahn has been chairman of the board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the casino entertainment business and the home textile business. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc. since February 2006 and was chairman of the board and a director of XO Communications, Inc. (XO Holdings' predecessor) from January 2003 to February 2006. XO Holdings is a publicly traded telecommunications services provider controlled by Mr. Icahn. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a publicly traded provider of in-home movie rental and game entertainment. In September 2006, Mr. Icahn became a director of ImClone Systems Incorporated, a publicly traded biopharmaceutical company, and since October 2006 has been the chairman of the board of ImClone Systems. Mr. Icahn received his B.A. from Princeton University.

Peter S. Liebert, M.D., became a director of Cadus in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief of Pediatric Surgery at the Stamford Hospital in Stamford, Connecticut. He is a past president of the Westchester County Medical Society and is currently Chairman of its Finance Committee. He is also Chairman of the Board of Rx Vitamins, Inc. and a member of the Board of Directors of ImClone Systems Incorporated. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

Jack G. Wasserman has served as a director of Cadus since May 1996. Mr. Wasserman is an attorney and a member of the Bars of New York, Florida, and the District of Columbia. From 1966 until 2001 he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm and its predecessors. Since September 2001 Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Since 1993 he has been a director of American Property Investors, Inc., the general partner of American Real Estate Partners, LP and, in 2003, became a director of its indirect subsidiaries, American Casino & Entertainment Properties and American Entertainment & Casino Finance Corp. Mr. Wasserman has been licenced by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission. Since December 1, 1998, Mr. Wasserman has been a director of National Energy Group, Inc. In 2003, National Energy Group, Inc. became an indirect subsidiary of American Real Estate Partners, LP. On March 11, 2004, Mr. Wasserman was appointed to the Board of Directors of Triarc Companies, Inc. and was elected by the stockholders to the Board of Directors in June 2004; he serves on Triarc’s Audit and Compensation Committees. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University Law Center, and a Graduate Diploma from Johns Hopkins University School of Advanced International Studies.

David Blitz became acting President, Chief Executive Officer, Treasurer and Secretary of Cadus in May 2004. Mr. Blitz, a retired partner of Deloitte & Touche, has been employed as a certified public accountant by Joel Popkin & Co., P.C. since January 1990. Mr. Blitz, as an employee of Joel Popkin & Co., P.C., has been performing Cadus Corporation's internal accounting since March 2000. He earned his B.A. in Economics from Brooklyn College.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003, by its Chief Executive Officer and each of the Cadus’s other executive officers whose total salary and bonus exceeded $100,000 during 2005 (collectively, the “Named Executive Officers”):

Summary Compensation Table

				Long-Term Compensation Awards
Name and Principal Position		Annual Compensation		Securities Underlying Options (#)	All Other Compensation
	Year	Salary ($)	Bonus ($)

David Blitz (1)	2005	$25,000	--	--	--
President and Chief Executive	2004	$15,625	--	--	--
Officer	2003	--	--	--	--

Michele A. Paige (2)	2005	--	--	--	--
President and Chief Executive	2004	--	--	--	--
Officer	2003	--	--	--	--

Russell D. Glass (3)	2005	--	--	--	--
President and Chief Executive	2004	--	--	--	--
Officer	2003	--	--	--	--

___________________

(1)  Mr. David Blitz has been the Company’s acting President and Chief Executive Officer from May 2004 and serves in such capacity at the rate of $25,000 per annum.
(2)  Ms. Michele A. Paige was the Company’s President and Chief Executive Officer from February 2003 until April 2004 and served in such capacity without compensation.
(3)  Mr. Russell D. Glass was the Company’s President and Chief Executive Officer from April 2000 until February 2003 and served in such capacity without compensation.

Option Grants

The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2005 by Cadus to the Named Executive Officers:

Option/SAR Grants in Last Fiscal Year
Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms ($)
					5%	10%
David Blitz	--	--	--	--	--	--
Michele A. Paige	--	--	--	--	--	--
Russell D. Glass	--	--	--	--	--	--

Option Exercises and Holdings

The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 2005 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-The-Money Options/SARs at December 31, 2004($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David Blitz	-	-	-	-	-	-
Michele A. Paige	-	-	-	-	-	-
Russell D. Glass	-	-	-	-	-	-

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is composed of Peter Liebert and Jack G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.

Board Compensation Committee Report on Executive Compensation

Introduction

The Compensation Committee of the Board of Directors of the Company is responsible for determining and administering the Company’s compensation policies for the remuneration of the Company’s officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2005, the Company had no officers other than its acting Chief Executive Officer who served in a consultative capacity at the rate of $25,000 per annum for the interim period during which the Company continued its search for a new Chief Executive Officer. Accordingly, the following report of the Compensation Committee is not entirely applicable to calendar year 2005 but is presented for an historical perspective.

Philosophy

The Company’s executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Company’s executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management’s long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive’s work and responsibilities, unusual accomplishments or achievements on the Company’s behalf, years of service, the executive’s total compensation and the Company’s financial condition generally.

Components of Executive Compensation

Historically, the Company’s executive employees have received cash-based and equity-based compensation.

Cash-Based Compensation. Base salary represents the primary cash component of an executive employee’s compensation, and is determined by evaluating the responsibilities associated with an employee’s position at the Company and the employee’s overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company’s management and employees are best motivated through stock option awards and cash incentives.

Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management’s focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive’s compensation and the stockholders’ interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee’s overall past and expected future contributions to the success of the Company.

Compensation of the Chief Executive Officer

The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company’s officers have historically been applicable to the Chief Executive Officer. However, the current acting Chief Executive Officer, David Blitz, is serving on a consultative basis at the rate of $25,000 per annum for the interim period during which the Company continues its search for a new Chief Executive Officer.

Peter Liebert
Jack G. Wasserman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Broach provides consulting services to the Company for patent and license related matters for which he was paid $17,000, $17,000 and $13,000 in calendar years 2005, 2004 and 2003, respectively.

In May 2004, the Board of Directors appointed David Blitz the acting Chief Executive Officer of the Company at the rate of $25,000 per annum for the interim period during which the Company is continuing its search for a new Chief Executive Officer. In 2005, the Company paid $25,000 to Mr. Blitz in such capacity. Mr. Blitz remains an employee of Joel Popkin & Co., P.C., in which capacity he will continue to perform the Company’s internal accounting as he has done since March 2000. The Company paid Joel Popkin & Co. $52,261 for such accounting services and $8,000 for tax preparation services performed in 2005 and anticipates that it will pay similar amounts for such services in 2006.

Report of the Board of Directors in Lieu of Report of an Audit Committee

The Company does not have an audit committee and the Board has not adopted a written charter for an audit committee. The entire Board of Directors of the Company acts as the audit committee. The members of the Board of Directors are James R. Broach, Russell D. Glass, Carl C. Icahn, Peter S. Liebert and Jack G. Wasserman.

On May 4, 2004, the Board of Directors of the Company engaged Grant Thornton LLP as the Company's new independent accountants to replace KPMG LLP and, on June 23, 2005, the Board of Directors of the Company engaged Holtz Rubenstein Reminick LLP as the Company’s new independent accountants to replace Grant Thornton LLP. The Board of Directors has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with both management and the independent accountants, Holtz Rubenstein Reminick LLP. The Board also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61.

The Board received from the independent accountants the written disclosures required by Independent Standards Board Standard No. 1 and discussed with the independent accountants that firm’s independence.

The following table sets forth the fees incurred by the Company for the services of its principal accountants in 2005 and 2004:

	2005	2004
Audit Fees	$55,045	$51,500
Audit-Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--

Audit fees consist of services rendered to the Company for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly financial statements and related services.

The Company’s policy is that, before accountants are engaged by the Company to render audit or non-audit services, the engagement is approved by Cadus’s Board of Directors. Cadus’s Board of Directors approved Holtz Rubenstein Reminick LLP’s engagement as the Company’s independent auditors for the fiscal year ending December 31, 2005 before Holtz Rubenstein Reminick LLP was so engaged. All of the 2005 services described above were approved by the Board of Directors.

The Board of Directors has considered the compatibility of fees paid to its principal accountants in connection with its principal accountants’ independence.

Based on the foregoing review and discussions, the Board of Directors approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

By the Board of Directors:

James R. Broach
Russell D. Glass
Carl C. Icahn
Peter S. Liebert
Jack G. Wasserman

Comparative Stock Performance Graph

The following graph provides a comparison of the cumulative total return* for the Nasdaq Stock Market (US) Index, the Nasdaq Biotechnology Index and the Company since December 31, 2000.

Corresponding index values and the Company’s Common Stock price values are given below:

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Cadus	100.00	162.77	151.64	207.29	212.85	222.59
Nasdaq Stock Market (U.S.) Index	100.00	79.08	55.95	83.35	90.64	92.73
Nasdaq Biotechnology Index	100.00	80.72	44.83	62.82	65.43	83.51
Cadus Closing Stock Price	$0.72	1.17	1.09	1.49	1.53	1.60

INDEPENDENT ACCOUNTANTS

On June 23, 2005, the Board of Directors of the Company engaged Holtz Rubenstein Reminick LLP as the Company's new independent accountants to replace Grant Thornton LLP. The Board of Directors decided to solicit proposals from independent accounting firms during April and May 2005. After receiving these proposals and considering a variety of factors, the Board of Directors voted to engage Holtz Rubenstein Reminick LLP as the Company's new independent accountants and to dismiss Grant Thornton LLP effective upon the engagement of Holtz Rubenstein Reminick LLP.

Previously, on May 4, 2004, the Board of Directors of the Company had engaged Grant Thornton LLP as the Company's new independent accountants to replace KPMG LLP. The Board of Directors had decided to solicit proposals from independent accounting firms during March 2004. After receiving these proposals and considering a variety of factors, the Board of Directors had voted to engage Grant Thornton LLP as the Company's new independent accountants and to dismiss KPMG LLP effective upon the engagement of Grant Thornton LLP.

The report of Grant Thornton LLP on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004, and during the period from January 1, 2005 through June 23, 2005, the Company did not have any disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2004. During the period of time from May 4, 2004, when the Company engaged Grant Thornton LLP, through June 23, 2005, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

The report of KPMG LLP on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003, and during the period from January 1, 2004 through May 4, 2004, the Company did not have any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2003. During the period of time from January 1, 2002 through May 4, 2004, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

During the fiscal years ended December 31, 2003 and 2002, and during the period from January 1, 2004 through May 4, 2004, the Company did not consult with Grant Thornton LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

During the fiscal years ended December 31, 2004 and 2003, and during the period from January 1, 2005 through June 23, 2005, the Company did not consult with Holtz Rubenstein Reminick LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Representatives of Holtz Rubenstein Reminick LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.

COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company’s knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company’s directors, officers and greater than ten percent beneficial owners made all required filings during fiscal year 2005 in a timely manner.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholders who wish to present proposals at the 2007 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before August 8, 2007.

ADDITIONAL INFORMATION

The Company’s Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on November 29, 2006, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Written requests for such report should be directed to the Company, 767 Fifth Avenue, New York, New York 10153.

GENERAL

The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

By Order of the Board of Directors

David Blitz
President

New York, New York
December 6, 2006

ANNUAL MEETING OF STOCKHOLDERS OF

CADUS CORPORATION
January 10, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach and mail in the envelope provided

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED NOMINEES IN PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐ FOR ALL NOMINEES	O	James R. Broach

This proxy, when properly executed, will be voted in the manner directed herein  by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all listed nominees in proposal 1.

	O	Russell D. Glass
☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES	O	Carl C. Icahn		Receipt of Notice of Annual Meeting and Proxy Statement dated December 6, 2006 is hereby acknowledged
	O	Peter S. Liebert
☐ FOR ALL EXCEPT
(See instructions below)	O	Jack G. Wasserman
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038. Facsimile copies of the Proxy, properly completed and duly executed, will be accepted at (718) 236-4588. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:			●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

PROXY
CADUS CORPORATION

767 Fifth Avenue, New York, New York 10153
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby appoints David Blitz and/or Jack G. Wasserman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Cadus Corporation held of record by the undersigned on November 29, 2006, at the Annual Meeting of Stockholders to be held on January 10, 2007 or at any adjournment thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.